EMPLOYMENT CONTRACT
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                             EMPLOYMENT CONTRACT







                                   Between:




                           CENTURION GOLD HOLDINGS INC

                (Registration No. LISTED NASDAQ OTCBB COMPANY)

                                ("the Company")





                                      and

                                ARTHUR JOHNSON

                          (Identity No.3509075033008)

                               ("the Executive")




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      TABLE OF CONTENTS



NO          CLAUSE                 PAGE




1     APPOINTMENT AND DURATION...... 3

2     THE EXECUTIVE'S OBLIGATIONS... 3

3     REMUNERATION.................. 4

4     LEAVE AND SICK LEAVE.......... 5

5     BOARD INFORMATION............. 6

6     CONFIDENTIALITY............... 6

7     BOOKS OF ACCOUNT.............. 6

8     TERMINATION................... 7

9     DOMICILIUM AND NOTICES........ 9

10   GENERAL........................ 10

11   COSTS.......................... 11


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1                     APPOINTMENT AND DURATION

1.1      The Company hereby
employs the Executive, who hereby accepts the appointment as, the Chief Executive Officer of the Company on the terms and conditions set out in this agreement.

1.2      Notwithstanding the date
of signature of this agreement, it shall be deemed to have commenced on the 1st April 2004 and shall continue for an indefinite period until terminated in terms of the provisions clause 8.

2                    THE EXECUTIVE'S OBLIGATIONS

The Executive shall:

2.1      perform all the duties of
the Chief Executive Officer as determined from time to time by the board of directors ("the board") of the Company and devote substantially all his time and attention to such duties;

2.2      comply with all
reasonable instructions given to him from time to time by the board of the Company;

2.3      carry out his duties in a
proper, loyal and efficient manner and shall use his best endeavours to properly conduct, improve, extend, develop, promote, protect and preserve the business interests, reputation and goodwill of the Company and its associated companies and not do anything which is harmful to them;

2.4      travel to such places
(whether in or outside the Republic) and in such manner and on such occasions as the Company may from time to time reasonably require; and

2.5      comply with all the
Company's reasonable rules, regulations, policies, practices and procedures as laid down and amended from time to time for the efficient and harmonious operation of the Company's business.


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3                    REMUNERATION

3.1      As remuneration for the
services to be rendered by the Executive in terms of this agreement, and with effect from 1st April 2004, the Executive shall receive an all-inclusive annual remuneration package, the total cost of which to the Company shall be R1 200 000,00(One million two hundred thousand rand). The Executive will be permitted to insure not more than two private vehicles under the Company's group insurance scheme on which tax will be paid on the deemed benefit. Subject to the applicable legal provisions, and by agreement between the parties, this remuneration may be
structured in a tax efficient manner. Subject to clauses   3.3.2
, 3.3.3 and 3.6, the Executive shall receive no other remuneration or benefits and shall be liable for the payment of any insurance contributions and contributions to medical aid schemes and pension/provident funds.

3.2      It is recorded that the
remuneration paid to the Executive by the Company  prior to 1
April was the equivalent of that paid to the Executive by Consultation work for Centuary Minerals Pty Ltd prior to his taking up employment with the Company.

3.3      The remuneration package
referred to in clause 3.1:

         3.3.1    does
not include the reimbursement of bona fide business expenditure such as business travel claims;

         3.3.2    does
not include such annual bonuses as the board may, in its sole discretion, award to the Executive; and

         3.3.3    will
be payable up to and including June 2005, after which it will be reviewed by the Remuneration Committee with the principal intention of applying an inflation related adjustment, but which will also take into account market-related packages at the time of such review and the performance and experience of the Executive.

3.4      Notwithstanding anything
to the contrary contained in the Articles of Association of the Company or that of any of its associated companies from time to time, the Executive shall be entitled to receive any remuneration, either as an ordinary or executive director or employee of the Company or any of its associated companies, and the Executive shall, as the Company may direct, either waive his right to any such remuneration or shall account for and pay over the same to the Company immediately on his receipt thereof.

3.5      The Company shall
reimburse to the Executive all such reasonable disbursements and expenses that he may incur in the fulfilment of his obligations in terms of this agreement, which reasonableness shall be determined by the Remuneration Committee in its discretion.

3.6      The Executive will
participate in a management share trust scheme which is currently being established.


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4                    LEAVE AND SICK LEAVE

4.1      The Executive shall be
entitled to 30 (thirty) working days leave on full pay after every 12 (twelve) months of completed service in terms of this agreement, which leave shall be taken at a time convenient to the Company. Any leave entitlement that is not taken may be accumulated up to a maximum of 25 (twenty five) days or encashed at the pro-rata value of the gross annual remuneration package referred to in clause 3.1 and as amended in terms of clause 3.3.3.



4.2      Sick leave shall be
granted in terms of the provisions of the Company's sick leave policies as formulated from time to time

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5                    BOARD INFORMATION

The Executive shall at all times promptly give to the board, in writing if so requested, all such information and explanations as it may require in connection with matters relating to his employment in terms of this agreement or with the business of the Company or any of its associated companies from time to time.

6                    CONFIDENTIALITY

The Executive shall not use in any manner and for any purpose whatsoever, or divulge or disclose to any person, firm or organisation whatsoever, (except as required by his employment), any confidential, commercial, financial or technical information relating to the affairs of the Company or any associated company. This restriction shall remain in force after the termination of the Executive's employment, for any reason whatsoever, without time limit, but will not apply to information which is or comes into the public domain otherwise than through the Executive's unauthorised disclosure.

7                    BOOKS OF ACCOUNT

7.1      All books of account,
records, papers, correspondence and documents concerning or containing any reference to the Company or its affairs in the Executive's possession shall be deemed to be the property of the Company and shall be given up to the Company whenever the Executive is required to do so by the Company and, in any event, on the termination of the Executive's employment with the Company. No copies of such books of account, records, papers, correspondence and documents shall be kept by the Executive.

7.2      The above shall also
apply to records and information stored electronically.

7.3      This clause shall also
apply to books of account, records, papers, correspondence and documents, as well as electronically stored information concerning, or containing reference to, any associated company.

7.4      For the purposes of this
clause and this agreement an associated company shall include, unless the context dictates otherwise, a company which is from time to time a subsidiary or a holding company (as those expressions are defined in the Companies Act, 61 of 1973) of the Company or a subsidiary (other than the Company) of a holding company of the Company;


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8                     TERMINATION

8.1      This agreement may be
terminated by either party   giving the other party 3 (three)
months' written notice of termination.

8.2      Should  notice in terms
of clause 8.1 be given by the Executive, the Company may elect not to require the Executive to perform his duties and functions during the period of notice, provided that the Executive is paid his full remuneration during the period of notice.

8.3      Should notice in terms of
clause 8.1 be given by the Company, the Company may elect not to require the Executive to perform his duties and functions during the period of notice, provided that the Executive is paid his full remuneration during the period of notice. The Company may also pay the Executive three months' remuneration in lieu of giving notice, in which event this contract will terminate immediately on the date on which notice is given of this decision.

8.4      The Company shall have
the right to cancel this agreement summarily at any time if the
Executive:

         8.4.1 commits a material breach of his obligations under this agreement; or

         8.4.2 is incapacitated (for any reason whatsoever) from performing all or any of his duties under this agreement for 4 (four) consecutive months or for periods aggregating 6 (six) months in any 12
(twelve) consecutive months.

8.5      In the event of there
being a change of effective control of the Company within 18 (eighteen) months from the date of commencement of this agreement, the Executive will continue to receive the same terms and conditions of employment as those that existed at the date of the change of effective control for a period of not less than 12 (twelve) months calculated from the date of change of effective control of the Company. The employment of the Executive shall also not be terminated on the basis of the operational requirements of the business during this 12 month period unless the Executive is paid his full remuneration for that portion of the 12 month period that has not expired.


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8.6      For the purposes of this
agreement there will be a change of effective control of the Company if the Company's current holding Company, Centurion Gold
Holdings Inc, ceases to control the Company.

8.7      The parties record that
the Executive was previously employed by Centuary Minerals.

8.8      In the event of the
Executive's employment being terminated on the basis of the operational requirements of the Company the Executive shall receive not less than one months remuneration for the first year of service and thereafter 2 weeks' remuneration (as payable to the Executive on the date of the termination) for every year of completed service or pro-rata thereof with the Company. In addition to the above severance benefit, the Company will pay the Executive an inflation adjustment to the amount specified in terms of Annexure A (refer clause 8.7) which will be calculated by applying the same ratio as the remuneration on termination to the remuneration referred to in clause 3.1 of this agreement.


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9                    DOMICILIUM AND NOTICES

9.1      Each party chooses the
address set out below as the address at which all notices, legal process and other communications must be delivered for the purposes of this agreement:

The Company                    2nd Floor West Tower
                               Nelson Mandela Sqare
                               Sandton Johannesburg
                               South Africa




The Executive                  12 Main Reef Road
                               Primrose
                               Germiston South Africa



9.2      Any notice or
communication given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

9.3      Any notice to a party
contained in a correctly addressed envelope and:

         9.3.1    sent
by prepaid registered post to it at its chosen address; or

         9.3.2 delivered by hand to a responsible person during ordinary business hours at its chosen address,

         9.3.3    shall
be deemed to have been received, in the case of clause 9.3.1, on the 7th (seventh) business day after posting (unless the contrary is proved) and, in the case of clause 9.3.2 on the day of delivery.

9.4      Any notice sent by
telefax to a party at its telefax number shall be deemed, unless the contrary is proved, to have been received on the first business day after it is transmitted.

9.5      The parties shall be
entitled at any time to change their addresses for the purposes of this clause 9 to any other address in the Republic of South
Africa by giving written notice to that effect to the other.


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10               GENERAL

10.1     Any latitude or extension of
time that may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

10.2     The parties to this
agreement undertake to treat all matters relating to this agreement and the annexures hereto as being confidential and, therefore, shall not, without the written approval of the other, disclose the provisions hereof to any third party.

10.3     This agreement constitutes
the entire contract between the parties as regards the employment of the Executive and the terms and conditions on which employment takes place, and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those that are included herein.

10.4     No alteration or variation
to this agreement shall be of any force or effect unless it is recorded in writing and signed by both parties to this agreement.

10.5     All the transactions and
arrangements contemplated in this agreement constitute one indivisible transaction.


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11               COSTS

The costs of and incidental to the negotiating and drafting of this agreement shall be borne by the Company.





Signed at ____________________________ on
____________________________ 2004









for and on behalf of The Company:

____________________________________

a director duly authorised







Signed at ____________________________ on
____________________________ 2004










____________________________________

            The Executive


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